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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OF 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2002

                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                  PENNSYLVANIA
                 (State or other jurisdiction of incorporation)

       1-13045                                           23-2588479
(Commission File Number)                      (IRS Employer Identification No.)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                       -----------------------------------
          (Address of principal executive offices, including zip code)

                                 (617) 535-4766
                             -----------------------
              (Registrant's telephone number, including area code)


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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

       On December 23, 2002, J. Peter Pierce, a member of the Board of Directors of Iron Mountain Incorporated (the "Company") tendered his resignation as a director effective immediately. A copy of Mr. Pierce's letter of resignation is attached as Exhibit 17.1. By letter to Mr. Pierce dated December 20, 2002, the Company's directors had requested that Mr. Pierce resign as a director (the "Board's Letter"). A copy of the Board's Letter is attached hereto as Exhibit 99.1.

       Mr. Pierce stated in his resignation letter that he was not resigning as a result of the Board's Letter. Instead, Mr. Pierce stated that his resignation was prompted by his disagreement as to certain procedures followed by the Company, and the Board, in respect of the Company's disputes with Mr. Pierce, which include pending litigation and arbitration proceedings against him related to Mr. Pierce's alleged involvement with and support of Sequedex LLC ("Sequedex"), which has been previously disclosed by the Company. Mr. Pierce contends that the actions taken against him were not authorized by the Board of Directors and that the Company did not adequately disclose its actions with regard to Mr. Pierce. Mr. Pierce also states that his resignation from the Board will enable him to pursue shareholders' rights with other interested shareholders to ensure that Iron Mountain is governed and managed properly. Finally, Mr. Pierce objected to the Company's involvement with Mr. Carr, a business associate of Mr. Pierce, and of the failure of the Company to disclose a lawsuit between Mr. Carr and Mr. Pierce.

       The Company does not agree with Mr. Pierce's position and certain of his factual statements. When the Company's management began receiving information in the autumn of 2000 that Sequedex had been established by certain former executives of Pierce Leahy Corp. (some of which had noncompetition agreements with the Company), and also that Mr. Pierce was directly involved with Sequedex, management directed the Company's outside counsel to conduct a confidential, discreet investigation of these matters under the direction of Mr. Reese and the members of the Company's Executive Committee other than Mr. Pierce. As a result of counsel's confidential investigation (which included certain information from Mr. Carr, referred to in Mr. Pierce's resignation letter) and discovery in lawsuits against certain former employees of the Company and Sequedex, the Company's management and members of its Board of Directors other than Mr. Pierce concluded that Mr. Pierce had breached noncompetition and nonsolicitation agreements with, as well as his fiduciary obligations to, the Company, both directly and indirectly, by reason of his involvement with and support of Sequedex. In order to preserve the confidential character of the investigation, as well as to prevent the potential destruction of evidence and the premature or inaccurate disclosures of these matters, the Company's management and the members of its Board of Directors met informally on several occasions. The Company believes that its procedures were appropriate, given the unusual circumstances in the situation. As a result of the information that came to the attention of the Company's management and Board, the Company, on March 28, 2002, initiated a civil action against Mr. Pierce and others in the Superior Court of New Jersey, Middlesex County, Chancery Division, and subsequently, on April 15, 2002, initiated an arbitration proceeding against Mr. Pierce, as previously dislcosed by the Company. The Company's efforts to resolve its disputes with Mr. Pierce, Sequedex and the other defendants were rejected.

       The Company disagrees with Mr. Pierce's characterization of its dealings with Mr. Carr, who first approached the Company's management in the autumn of 2001 with information that, among other things, Mr. Pierce, who had acquired a controlling interest in Mr. Carr's transportation, warehousing and logistics company earlier that year, was utilizing that company surreptitiously to provide employee support, transportation services and advertising for Sequedex. The information provided by Mr. Carr was consistent with other information that had come to management's attention as a result of the investigation and discovery described above. On April 9, 2002, after the Company was notified that Mr. Carr had commenced an independent lawsuit against Mr. Pierce, management concluded that it was in the best interests of the Company and its stockholders to provide $50,000 in financial support to Mr. Carr's counsel in order to ensure that the facts relating to certain of Mr. Pierce's actions in derogation of his contractual and fiduciary obligations to the Company were fully developed.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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(c)  Exhibits.

Exhibit No.       Item

17.1 Letter, dated December 23, 2002, from J. Peter Pierce to C. Richard Reese and the Board of Directors.

99.1        Letter, dated December 20, 2002, from the Board of Directors to J.
            Peter Pierce.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         IRON MOUNTAIN INCORPORATED
                                         (Registrant)

                                         By: /s/ GARRY B. WATZKE
                                            -----------------------------------
                                            Name:  Garry B. Watzke
                                            Title: Vice President and Secretary


Date: December 26, 2002